Exhibit 99.1
Designer Brands Inc. Reports First Quarter 2026 Financial Results
Strong momentum continued with first quarter net sales growth meeting and adjusted diluted earnings per share ("EPS") exceeding expectations
Gross margin expansion of 240 basis points
Anticipates full year 2026 EPS trending toward the high end of guidance range

COLUMBUS, Ohio, June 9, 2026 - Designer Brands Inc. (NYSE: DBI) (the "Company," "we," "us," "our," and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, today announced financial results for the first quarter ended May 2, 2026.

"Our strong start to the year was underscored by double-digit sales growth in our Brand Portfolio segment and encouraging stabilization in our Retail segment," said Doug Howe, Chief Executive Officer. "In addition to top-line strength, we delivered meaningful profitability gains, with gross margin expanding 240 basis points, reflecting the structural improvements we have made across inventory management, pricing discipline, sourcing, and channel profitability."

Howe continued, "Following our encouraging start to the year, we believe in our ability to achieve the high end of our fiscal 2026 EPS guidance range, even amidst ongoing uncertainty in the macroeconomic environment. We believe our strategic actions will continue to strengthen our foundation of the business and position us well for long-term profitable growth."

First Quarter Operating Results (Unless otherwise stated, all comparisons are to the first quarter of 2025)
•Net sales increased 1.4% to $696.4 million.
•Total comparable sales decreased by 1.1%.
•Gross profit increased to $315.3 million versus $294.5 million last year, and gross margin was 45.3% compared to 42.9% last year.
•Reported net income attributable to Designer Brands Inc. was $1.2 million, or diluted EPS of $0.02.
•Adjusted net income was $3.8 million, or adjusted diluted EPS of $0.07.

Liquidity
•Cash and cash equivalents totaled $50.1 million at the end of the first quarter of 2026, compared to $46.0 million at the end of the same period last year, with $138.5 million available for borrowings under our senior secured asset-based revolving credit facility. Debt totaled $475.3 million at the end of the first quarter of 2026 compared to $522.9 million at the end of the same period last year.
•The Company ended the first quarter of 2026 with inventories of $586.6 million compared to $623.6 million at the end of the same period last year.

Store Count

(square footage in thousands)	May 2, 2026		May 3, 2025
	Number of Stores	Square Footage	Number of Stores	Square Footage
DSW stores	518	10,150	520	10,237
The Shoe Co. stores	118	599	121	620
Rubino stores	27	140	28	149
Total number of stores	663	10,889	669	11,006

2026 Financial Outlook
The Company is reaffirming the following guidance for the full year 2026:

Metric	2026 Guidance
Designer Brands Change in Net Sales	Down 1% to Up 1%
Diluted Earnings per Share	$0.28 - $0.38

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 6930887 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link, as well as through the Company's investor website at investors.designerbrands.com:

https://app.webinar.net/704rZBvZkGJ

For those unable to listen to the live webcast, an archived version will be available on the Company's investor website until June 23, 2026. A replay of the teleconference will be available by dialing the following numbers:
North America: 1-855-669-9658
International: 1-412-317-0088
Passcode: 7496602
Important information may be disseminated initially or exclusively via the Company’s investor website; investors should consult the website to access this information.

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of being shoe obsessed. With a diversified, world-class portfolio of coveted brands, including Topo Athletic, Keds, Vince Camuto, Kelly & Katie, Jessica Simpson, Lucky Brand, Mix No. 6, Crown Vintage and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and over 660 DSW Designer Shoe Warehouse, The Shoe Co., and Rubino stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across women's, men's, and kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships while also leveraging design and sourcing expertise to build private label products for national retailers. Designer Brands is committed to being a difference maker in the world and the footwear industry. By leading with our corporate values of We Belong and We Do What's Right, Designer Brands supports the global community and the health of the planet by donating more than thirteen million pairs of shoes to the global non-profit Soles4Souls since 2018. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors, many of which are outside of the Company's control, that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic and financial conditions, including economic volatility and potential downturn or recession, supply chain disruptions, new or increased tariffs and other barriers to trade, tariff refunds, fluctuating interest rates, unemployment rates and inflationary pressures, and the related impacts to consumer discretionary spending, as well as our ability to plan for and respond to the impact of these conditions; our ability to anticipate and respond to rapidly changing consumer preferences, seasonality, customer expectations, and fashion trends; the impact on our consumer traffic and demand, our business operations, and the operations of our suppliers, as we experience unseasonable weather, climate change evolves, and the frequency and severity of weather events increases; our ability to execute our business strategies, including growing our Brand Portfolio segment, enhancing in-store and digital shopping experiences, integrating previously acquired businesses and brands, and meeting consumer demands; our ability to maintain strong relationships with our suppliers, vendors, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, and payment processing services whether as a result of reliance on third-party providers or otherwise; our reliance on third parties to provide customer payment processing services; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems, or those of our vendors; risks related to the implementation of new or updated IT systems, including the use of artificial intelligence tools; our ability to protect our reputation and to maintain the brands we license; our reliance on our reward programs and marketing to drive traffic, sales, and customer loyalty; our ability to successfully integrate new hires or changes in leadership and retain our existing management team, and to continue to attract qualified new personnel; risks related to restrictions imposed by our senior secured asset-based revolving credit facility, as amended, and our senior secured term loan credit agreement, as amended, that could limit our ability to fund our operations; our competitiveness with respect to style, price, brand availability, shopping platforms, and customer service; risks related to our international operations and our reliance on foreign sources for merchandise; our ability to comply with laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2026 or our other reports made or filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by applicable law, the Company undertakes no obligation to update or revise the forward looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	May 2, 2026		May 3, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
Retail	$626,684	84.5%	$627,145	86.7%	$(461)	(0.1)%
Brand Portfolio	114,518	15.5	95,898	13.3	18,620	19.4%
Total segment net sales	741,202	100.0%	723,043	100.0%	18,159	2.5%
Elimination of intersegment net sales	(44,852)		(36,134)		(8,718)	24.1%
Consolidated net sales	$696,350		$686,909		$9,441	1.4%

Comparable Sales
	Three months ended
	May 2, 2026	May 3, 2025
Change in comparable sales:
Retail segment	(1.2)%	(7.5)%
Brand Portfolio segment - direct-to-consumer channel	3.0%	(27.0)%
Total	(1.1)%	(7.8)%

Gross Profit
	Three months ended
(dollars in thousands)	May 2, 2026		May 3, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
Retail	$284,296	45.4%	$268,200	42.8%	$16,096	6.0%	260
Brand Portfolio	38,877	33.9%	26,026	27.1%	12,851	49.4%	680
Total segment gross profit	323,173	43.6%	294,226	40.7%	28,947	9.8%	290
Net recognition (elimination) of intersegment gross profit	(7,855)		255		(8,110)
Consolidated gross profit	$315,318	45.3%	$294,481	42.9%	$20,837	7.1%	240

Intersegment Recognition and Elimination Activity
	Three months ended
(in thousands)	May 2, 2026	May 3, 2025
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(44,852)	$(36,134)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	28,003	25,814
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	8,994	10,575
	$(7,855)	$255

Operating Profit
	Three months ended
(dollars in thousands)	May 2, 2026		May 3, 2025		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment operating profit:
Retail	$51,278	8.2%	$39,973	6.4%	$11,305	28.3%	180
Brand Portfolio	15,423	13.5%	1,946	2.0%	13,477	692.5%	1,150
Total segment operating profit	66,701	9.0%	41,919	5.8%	24,782	59.1%	320
Corporate/eliminations	(47,831)		(49,826)		1,995	(4.0)%
Consolidated operating profit (loss)	$18,870	2.7%	$(7,907)	(1.2)%	$26,777	NM	NM

Immaterial Restatements of Prior Period Financial Results

During the first quarter of 2026, we identified that our previously acquired Topo business was utilizing incorrect duty rates applied to many of our Topo branded products imported into the U.S., both before and after the acquisition date. While the prior period amounts have been restated, as detailed below for comparability, the impact of the corrections in periods prior to the first quarter of 2026 are not material to the consolidated financial statements in any of the impacted periods. For additional information, refer to Notes 1 and 12 to our Form 10-Q for the period ended May 2, 2026.

(in thousands, except per share amounts, unaudited)	Three months ended May 3, 2025
	Previously Reported	% of Net Sales	Adjustments	As Adjusted	% of Net Sales
Consolidated:
Net sales	$686,909	100.0%	$—	$686,909	100.0%
Cost of sales	(391,783)	(57.0)	(645)	(392,428)	(57.1)
Gross profit	$295,126	43.0%	$(645)	$294,481	42.9%
Operating loss	$(7,262)	(1.1)%	$(645)	$(7,907)	(1.2)%
Net loss attributable to Designer Brands Inc.	$(17,424)		$(392)	$(17,816)
Diluted loss per share	$(0.36)		$(0.01)	$(0.37)
Brand Portfolio segment:
Net sales	$95,898	100.0%	$—	$95,898	100.0%
Cost of sales	(69,227)	(72.2)	(645)	(69,872)	(72.9)
Gross profit	$26,671	27.8%	$(645)	$26,026	27.1%
Operating profit	$2,591	2.7%	$(645)	$1,946	2.0%

(in thousands, except per share amounts, unaudited)	Three months ended August 2, 2025					Six months ended August 2, 2025
	Previously Reported	% of Net Sales	Adjustments	As Adjusted	% of Net Sales	Previously Reported	% of Net Sales	Adjustments	As Adjusted	% of Net Sales
Consolidated:
Net sales	$739,762	100.0%	$—	$739,762	100.0%	$1,426,671	100.0%	$—	$1,426,671	100.0%
Cost of sales	(416,829)	(56.3)	(440)	(417,269)	(56.4)	(808,612)	(56.7)	(1,085)	(809,697)	(56.8)
Gross profit	$322,933	43.7%	$(440)	$322,493	43.6%	$618,059	43.3%	$(1,085)	$616,974	43.2%
Operating income	$26,583	3.6%	$(440)	$26,143	3.5%	$19,321	1.4%	$(1,085)	$18,236	1.3%
Net income (loss) attributable to Designer Brands Inc.	$10,827		$(292)	$10,535		$(6,597)		$(684)	$(7,281)
Diluted earnings (loss) per share	$0.22		$(0.01)	$0.21		$(0.14)		$(0.01)	$(0.15)
Brand Portfolio segment:
Net sales	$73,157	100.0%	$—	$73,157	100.0%	$169,055	100.0%	$—	$169,055	100.0%
Cost of sales	(54,649)	(74.7)	(440)	(55,089)	(75.3)	(123,876)	(73.3)	(1,085)	(124,961)	(73.9)
Gross profit	$18,508	25.3%	$(440)	$18,068	24.7%	$45,179	26.7%	$(1,085)	$44,094	26.1%
Operating loss	$(3,606)	(4.9)%	$(440)	$(4,046)	(5.5)%	$(1,015)	(0.6)%	$(1,085)	$(2,100)	(1.2)%

(in thousands, except per share amounts, unaudited)	Three months ended November 1, 2025					Nine months ended November 1, 2025
	Previously Reported	% of Net Sales	Adjustments	As Adjusted	% of Net Sales	Previously Reported	% of Net Sales	Adjustments	As Adjusted	% of Net Sales
Consolidated:
Net sales	$752,411	100.0%	$—	$752,411	100.0%	$2,179,082	100.0%	$—	$2,179,082	100.0%
Cost of sales	(412,792)	(54.9)	(359)	(413,151)	(54.9)	(1,221,404)	(56.1)	(1,444)	(1,222,848)	(56.1)
Gross profit	$339,619	45.1%	$(359)	$339,260	45.1%	$957,678	43.9%	$(1,444)	$956,234	43.9%
Operating income	$42,663	5.7%	$(359)	$42,304	5.6%	$61,984	2.8%	$(1,444)	$60,540	2.8%
Net income attributable to Designer Brands Inc.	$18,215		$991	$19,206		$11,618		$307	$11,925
Diluted earnings per share	$0.35		$0.02	$0.37		$0.23		$0.01	$0.24
Brand Portfolio segment:
Net sales	$101,923	100.0%	$—	$101,923	100.0%	$270,978	100.0%	$—	$270,978	100.0%
Cost of sales	(72,955)	(71.6)	(359)	(73,314)	(71.9)	(196,831)	(72.6)	(1,444)	(198,275)	(73.2)
Gross profit	$28,968	28.4%	$(359)	$28,609	28.1%	$74,147	27.4%	$(1,444)	$72,703	26.8%
Operating income	$8,256	8.1%	$(359)	$7,897	7.7%	$7,241	2.7%	$(1,444)	$5,797	2.1%

(in thousands, except per share amounts, unaudited)	Three months ended January 31, 2026					Twelve months ended January 31, 2026
	Previously Reported	% of Net Sales	Adjustments	As Adjusted	% of Net Sales	Previously Reported	% of Net Sales	Adjustments	As Adjusted	% of Net Sales
Consolidated:
Net sales	$713,589	100.0%	$—	$713,589	100.0%	$2,892,671	100.0%	$—	$2,892,671	100.0%
Cost of sales	(410,877)	(57.6)	(630)	(411,507)	(57.7)	(1,632,281)	(56.4)	(2,074)	(1,634,355)	(56.5)
Gross profit	$302,712	42.4%	$(630)	$302,082	42.3%	$1,260,390	43.6%	$(2,074)	$1,258,316	43.5%
Operating income (loss)	$(14,220)	(2.0)%	$(630)	$(14,850)	(2.1)%	$47,764	1.7%	$(2,074)	$45,690	1.6%
Net loss attributable to Designer Brands Inc.	$(19,992)		$273	$(19,719)		$(8,374)		$580	$(7,794)
Diluted loss per share	$(0.40)		$—	$(0.40)		$(0.17)		$0.01	$(0.16)
Brand Portfolio segment:
Net sales	$91,883	100.0%	$—	$91,883	100.0%	$362,861	100.0%	$—	$362,861	100.0%
Cost of sales	(63,239)	(68.8)	(630)	(63,869)	(69.5)	(260,070)	(71.7)	(2,074)	(262,144)	(72.2)
Gross profit	$28,644	31.2%	$(630)	$28,014	30.5%	$102,791	28.3%	$(2,074)	$100,717	27.8%
Operating income	$3,667	4.0%	$(630)	$3,037	3.3%	$10,908	3.0%	$(2,074)	$8,834	2.4%

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended
	May 2, 2026	May 3, 2025
Net sales	$696,350	$686,909
Cost of sales	(381,032)	(392,428)
Gross profit	315,318	294,481
Operating expenses	(299,209)	(301,862)
Income from equity investments	2,761	2,427
Impairment charges	—	(2,953)
Operating profit (loss)	18,870	(7,907)
Interest expense, net	(10,125)	(11,971)
Non-operating income (expenses), net	(5)	8
Income (loss) before income taxes and loss from equity investment	8,740	(19,870)
Income tax benefit (provision)	(4,805)	2,189
Loss from equity investment	(481)	—
Net income (loss)	3,454	(17,681)
Net income attributable to redeemable noncontrolling interest	(2,295)	(135)
Net income (loss) attributable to Designer Brands Inc.	$1,159	$(17,816)
Diluted earnings (loss) per share attributable to Designer Brands Inc.	$0.02	$(0.37)
Weighted average diluted shares	55,920	48,243

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	May 2, 2026	January 31, 2026	May 3, 2025
ASSETS
Current assets:
Cash and cash equivalents	$50,104	$50,871	$46,025
Receivables, net	77,725	61,716	57,941
Inventories	586,635	563,547	623,584
Prepaid expenses and other current assets	49,703	34,286	47,975
Total current assets	764,167	710,420	775,525
Property and equipment, net	209,164	213,291	230,559
Operating lease assets	673,681	675,648	719,749
Goodwill	130,830	130,837	130,714
Intangible assets, net	80,734	81,242	85,062
Deferred tax assets	34,693	35,882	50,801
Equity investments	56,733	56,260	54,862
Other assets	48,194	46,325	46,046
Total assets	$1,998,196	$1,949,905	$2,093,318
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$236,278	$236,195	$261,787
Accrued expenses	202,398	178,430	187,808
Current maturities of long-term debt	6,750	6,750	6,750
Current operating lease liabilities	158,034	175,515	158,171
Total current liabilities	603,460	596,890	614,516
Long-term debt	468,521	428,206	516,192
Non-current operating lease liabilities	593,156	596,587	650,438
Other non-current liabilities	48,562	46,606	46,478
Total liabilities	1,713,699	1,668,289	1,827,624
Redeemable noncontrolling interest	3,571	1,616	2,212
Total shareholders' equity	280,926	280,000	263,482
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$1,998,196	$1,949,905	$2,093,318

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended
	May 2, 2026	May 3, 2025
Operating expenses	$(299,209)	$(301,862)
Non-GAAP adjustments-
Restructuring and integration costs	508	3,875
Total non-GAAP adjustments	508	3,875
Adjusted operating expenses	$(298,701)	$(297,987)
Operating profit (loss)	$18,870	$(7,907)
Non-GAAP adjustments:
Restructuring and integration costs	508	3,875
Impairment charges	—	2,953
Total non-GAAP adjustments	508	6,828
Adjusted operating profit (loss)	$19,378	$(1,079)
Net income (loss) attributable to Designer Brands Inc.	$1,159	$(17,816)
Non-GAAP adjustments:
Restructuring and integration costs	508	3,875
Impairment charges	—	2,953
Interest expense on under-reported import duties	159	103
Foreign currency transaction losses (gains)	5	(8)
Total non-GAAP adjustments before tax effect	672	6,923
Tax effect of adjustments and changes in valuation allowance	(320)	(2,192)
Total non-GAAP adjustments, after tax	352	4,731
Net income attributable to redeemable noncontrolling interest	2,295	135
Adjusted net income (loss)	$3,806	$(12,950)
Diluted earnings (loss) per share	$0.02	$(0.37)
Adjusted diluted earnings (loss) per share	$0.07	$(0.27)

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the U.S. ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit (loss), adjusted net income (loss), and adjusted diluted earnings (loss) per share as shown in the table above. These measures adjust for the effects of: (1) restructuring and integration costs, including severance charges; (2) impairment charges; (3) interest expense on under-reported import duties; (4) foreign currency transaction losses (gains); (5) the net tax impact of such items and changes in the valuation allowance on deferred tax assets; and (6) net income attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company's GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include the e-commerce sales of the Retail segment. Comparable sales in Canada exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales include the e-commerce net sales of the Brand Portfolio segment from the direct-to-consumer e-commerce sites. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com